UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2010

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue

Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) We held our 2010 annual meeting of shareholders on June 2, 2010.

(b) The matters considered and voted on by our shareholders at the annual meeting and the vote of the shareholders was as follows:

Proposal 1. Two directors were elected, each for a three-year term, by the votes indicated.

Nominee	For	Withheld	Broker Non-Votes
Nicholas R. Lardy, Ph.D.	9,651,166	46,468	550,403
Nancy A. Wilgenbusch, Ph.D.	9,650,899	46,735	550,403

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending January 31, 2011. The appointment was ratified by a majority of the votes cast, as indicated below.

For	Against	Abstentions	Broker Non-Votes
10,221,473	25,563	1,001	0

Item 8.01.	Other Events

Our annual meeting of shareholders was held on June 2, 2010. A transcript of the meeting, including the remarks of Robert C. Warren, Jr., President and Chief Executive Officer, is included as Exhibit 99.1 to this Form 8-K. This discussion, as well as the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

At its meeting held on June 2, 2010, our board of directors decided to alter its previous policy of granting annual awards to officers and managers under our Stock Appreciation Rights and Restricted Stock Plan after operating results for our first fiscal quarter ending April 30th are released. Beginning with the fiscal year ending January 31, 2011, these award grants will instead be made following the release of full fiscal year operating results. The change will result in grants being made approximately two months prior to the date they have been made in the past. The reason for the change is to more closely tie the timing of the grants of long-term incentive awards to decisions regarding the other two components of our executive compensation program, base salary and annual cash incentive.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included with this report:

99.1    Transcript of Annual Meeting of Shareholders held on June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer
Chief Financial Officer

Dated: June 7, 2010

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